Exhibit 8(e)(i)

Amendment to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin Templeton Distributors, Inc.

MONY Life Insurance Company

MONY Life Insurance Company of America

MONY Securities Corporation

The participation agreement, dated as of May 1, 2003, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and MONY Life Insurance Company, MONY Life Insurance Company of America and MONY Securities Corporation (the “Agreement”) is hereby amended as follows:

1.	The following paragraphs of Section 3 are hereby deleted in their entirety and replaced with the following paragraphs:

“3.1 We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. Notwithstanding the foregoing, the Trust’s Board of Trustees (“Trustees”) may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio. Without limiting the foregoing, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust’s transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate such trading and/or market timing activity. You agree to cooperate with us to assist us in implementing the Trust’s restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern.

3.4 You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”). “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus “Close of Trading” shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. eastern time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (“Day 1”) shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive such Instructions from you before 9 a.m.

Eastern Time on the next Business Day (“Day 2”). You represent and warrant that Instructions received in proper form and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to us as if received on Day 2. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 2. You represent and warrant that you have and will maintain systems in place reasonably designed to prevent Instructions received after the Close of Trading on Day 1 from being executed with Instructions received before the Close of Trading on Day 1._ All Instructions we receive from you after 9 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the Close of Trading on Day 2.

2.	The following Section 10.13 is added to the Agreement:

“10.13 We and you both agree that: (a) if the Trustees approve a revision of Section 3 of the form of Participation Agreement used by the Trust for the purpose of clarifying procedures and responsibilities regarding purchase and redemption of Portfolio shares to address recent regulatory concerns regarding late trading and market timing activity (the “Form”), then we and you will both negotiate in good faith and execute an amendment to Section 3 of this Agreement to achieve the purposes intended by such revision of the Form (“Amendment”); and (b) if an Amendment is not completed and fully executed by you and us by six months after the Trustees’ approval of the revised Form, then this Agreement will terminate immediately at that time, notwithstanding any other termination provisions in this Agreement, and such termination shall be considered a termination by mutual agreement pursuant to Section 9.1 of this Agreement.”

3.	Schedule D of the Agreement is hereby deleted in its entirety and replaced with the Schedule D attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is dated May 1st 2004

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST		MONY LIFE INSURANCE COMPANY

By:	/s/ Karen L. Skidmore	By:	/s/ Rick Connors

Name:	Karen L. Skidmore	Name:
Title:	Assistant Vice President	Title:

FRANKLIN TEMPLETON DISTRIBUTORS, INC.		MONY LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Philip J. Kearns	By:	/s/ Rick Connors

Name:	Philip J. Kearns	Name:
Title:	Vice President	Title:

MONY SECURITIES CORPORATION

By:

Name:
Title:

3

Schedule D

Contracts of the Company

#	Insurance Company	Product Name Registered Y/N 1933 Act #, State Form ID	Separate Account Name Registered Y/N 1940 Act #	Classes of Shares and Portfolios
1	MONY Life Insurance Company	Flexible Payment Variable Annuity (MONY Variable Annuity) Yes 333-72714	MONY Variable Account A Yes 811-06218	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

2	MONY Life Insurance Company	Flexible Payment Variable Annuity (MONY C Variable Annuity) Yes 333-92312	MONY Variable Account A Yes 811-06218	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

3	MONY Life Insurance Company	Flexible Payment Variable Annuity (MONY L Variable Annuity) Yes 333-72259	MONY Variable Account A Yes 811-06218	Class 2 scares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

4	MONY Life Insurance Company	Flexible Payment Variable Annuity (MONY Custom Master) Yes 333-72259	MONY Variable Account A Yes 811-06218	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

5	MONY Life Insurance Company	Flexible Premium Variable Universal Life (MONY Universal Life) Yes 333-104156	MONY Variable Account L Yes 811-06215	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

6	MONY Life Insurance Company of America	Flexible Payment Variable Annuity (MONY Variable Annuity) Yes 333-73632	MONY America Variable Account A Yes 811-05166	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

7	MONY Life Insurance Company of America	Flexible Payment Variable Annuity (MONY C Variable Annuity) Yes 333-92066	MONY America Variable Account A Yes 811-05166	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

8	MONY Life Insurance Company of America	Flexible Payment Variable Annuity (MONY L Variable Annuity) Yes 333-91776	MONY America Variable Account A Yes 811-05166	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

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Schedule D (Continued)

Contracts of the Company

#	Insurance Company	Product Name Registered Y/N 1933 Act #, State Form ID	Separate Account Name Registered Y/N 1940 Act #	Classes of Shares and Portfolios
9	MONY Life Insurance Company of America	Flexible Payment Variable Annuity (MONY Custom Master) Yes 333-59717	MONY America Variable Account A Yes 811-05166	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

10	MONY Life Insurance Company of America	Flexible Premium Variable Universal Life (MONY Universal Life) Yes 333-104162	MONY America Variable Account L Yes 811-04234	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

11	MONY Life Insurance Company of America	Flexible Payment Variable Annuity (SmartMONY Variable Annuity) Yes 333-107961	MONY America Variable Account A Yes 811-05166	Class 2 shares of: Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Zero Coupon Fund 2010

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